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                                 EXHIBIT 99.1
                       Press Release dated July 17, 2001


For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Dawn Swidorski (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222


                                                           FOR IMMEDIATE RELEASE


                    GREATER BAY BANCORP ANNOUNCES COMPLETION
                     OF TRUST PREFERRED SECURITIES OFFERING


PALO ALTO, CA, July 17, 2001 -- Greater Bay Bancorp (Nasdaq:GBBK), a financial services holding company, announced the completion of a $15 million trust preferred securities private offering. The company issued the trust preferred securities through its trust subsidiary, GBB Capital VI, to a qualified institutional buyer.


The trust preferred securities bear an interest rate of 6-month LIBOR plus 3.75% payable semi-annually. GBB Capital VI used the proceeds from the sale of the trust preferred securities to purchase junior subordinated deferrable interest debentures of Greater Bay Bancorp. Greater Bay Bancorp intends to invest a portion of the net proceeds in one or more of the company's subsidiary banks to increase their capital levels and intends to use the remaining net proceeds for general corporate purposes. Under applicable regulatory guidelines, the company expects that the trust preferred securities will qualify as Tier I Capital.


The following table details on a historical and pro forma basis Greater Bay Bancorp's capital ratios as of March 31, 2001.


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                                                  Historical                 Pro-Forma
($'s in billions)                                   3/31/01                  3/31/01 (1)
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
Total Assets                                     $   5,406,246             $   5,421,246

Risk Weighted Assets                             $   4,720,545             $   4,735,732

Capital Ratios:
  Equity to Assets                                        6.55%                     6.54%
  Leverage                                                8.52%                     8.80%
  Tier 1 Risk Based Capital                               9.14%                     9.41%
  Total Risk Based Capital                               10.42%                    10.69%
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


(1)  Includes $15.0 million issuance of trust preferred securities.

Greater Bay Bancorp through its ten subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of
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Commerce, along with its operating divisions, serves clients throughout Silicon
Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region.


Safe Harbor
This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including its Annual Report on Form 10-K for the year ended December 31, 2000, and particularly the discussion of risk factors within such documents.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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